UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2011

Berthel Growth & Income Trust I
(Exact name of registrant as specified in its charter)

Iowa	33-89506	52-1915821
(State of Incorporation)	(Commission File Number)	(IRS No.)

701 Tama Street, Marion, Iowa 52302
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (319) 447-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

Berthel SBIC, LLC (Commission File number 811-08451) (“Berthel SBIC”), the registrant’s wholly owned subsidiary, owned 435,590 shares of common stock (the “FMS Securities”) in Feed Management Systems, Inc., a privately held company located in Minnesota (“FMS”).  The FMS Securities represented all of Berthel SBIC’s investment in FMS, and there are no other material relationships between FMS and Berthel SBIC or the registrant or any of their affiliates, directors, officers or any associate of any such director or officer.

In the Receiver’s Report (defined below in Section 8.01), the Receiver (defined below in Section 8.01) gave notice that FMS was merged into another company effective July 1, 2010.  The Receiver’s Report states that FMS has advised the Receiver that no proceeds from the merger transaction are available to distribute to the holders of FMS common stock. The Receiver’s Report declares that there will be no recoveries for Berthel SBIC in connection with the FMS Securities, and the Receiver recommends and requests that the Court (defined below in Section 8.01) authorize the Receiver to abandon further liquidation efforts related to the FMS Securities.

Item 8.01                      Other Events.

The registrant previously reported that on January 7, 2009, the United States Court for the Northern District of Iowa (the “Court”) entered a Consent Order and Judgment by which the Court appointed the United States Small Business Administration as the receiver (the “Receiver”) for Berthel SBIC, for the purpose of liquidating all of Berthel SBIC’s assets and satisfying the claims of its legitimate creditors in the order of priority as determined by the court.  On March 3, 2011, the Receiver filed with the United States District Court for the Northern District of Iowa the Second Receiver’s Report (the “Receiver’s Report”) for the period January 1, 2010 through December 31, 2009.  A copy of the Receiver’s Report is hereby furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are furnished herewith:

Exhibit 99.1	Second Receiver’s Report for the period January 1, 2010 through December 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berthel Growth & Income Trust I
(Registrant)

March 3, 2011
(Date)

/s/ Ronald O. Brendengen
Ronald O. Brendengen, Chief Financial Officer of Berthel
Fisher & Company Planning, Inc., Trust Advisor